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EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To fashionmall.com, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 (registering 1,125,000 shares of Common Stock), of our report dated February 26, 1999 included in fashionmall.com, Inc.'s Registration Statement File No. 333-74109 and to all references to our Firm included in this registration statement.

                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP
New York, New York
October 28, 1999